                                                                EXHIBIT 3.06


                        ARTICLES OF INCORPORATION             FILED COPY
                                   OF
                            BISON MEDIA, INC.              961049899 M$60.00
                                                           SECRETARY OF STATE
                                                             04-11-96 11:45


FIRST:    The name of the corporation is Bison Media, Inc.

SECOND: The address of the registered office of the Corporation in the State of Colorado is 6760 CORPORATION DR., SUITE 340, COLORADO SPRINGS, COLORADO, 80919 and the name of its registered agent at that address is Ken Sasso.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the state of Colorado. In furtherance of the foregoing purposes, the Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of the State of Colorado. In addition, it may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes.

FOURTH: The Corporation shall be authorized to issue one class of stock designated "Common Stock." The total number of shares which the Corporation shall have authority to issue is 1,000, each having no par value.

          Each shareholder of record shall have one vote for each share of stock which is outstanding in his or her name on the books of the Corporation and which is entitled to vote. In the election of directors each shareholder shall be entitled to cast for any one candidate no greater number of votes than the number of shares held by such shareholder; no shareholder shall be entitled to cumulate votes on behalf of any candidate.

          No shareholder of the Corporation shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock, or other securities of any class, or any rights, warrants or options to purchase stock, or securities of any kind convertible into stock or bearing stock purchase warrants or privileges.

          The Board of Directors of the Corporation (the "Board") may from time to time distribute to the shareholders in partial liquidation, or out of stated capital or capital surplus of the Corporation, a portion of its assets; in cash or property, subject to the limitations contained in the statutes of Colorado.

          The Corporation shall have the right to impose restrictions on the transfer of shares of the Corporation.

          A quorum for shareholder meetings will consist of a majority of the shares issued and outstanding and entitled to vote at the meeting.
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          When a quorum is present, and notwithstanding that the applicable statute requires a vote of two-thirds of the shares entitled to vote to take action, the affirmative vote of a majority of the shares issued and outstanding and entitled to vote on the subject matter shall be the act of the shareholders.

FIFTH: The name and mailing address of the incorporator of the Corporation is:

                             Jonathan L. Block, Esq.
                             Salem Communications Corporation
                             4880 Santa Rosa Road
                             Suite 300
                             Camarillo, CA  93012

SIXTH: The number of directors shall be no less than two and no greater than five, except that there need be only as many directors as there are shareholders if the outstanding shares are held of record by fewer than three persons. The term of office of each director shall be until the next annual meeting of the shareholders and thereafter until his or her successor is elected and qualified.

          The initial Board shall consist of two persons who shall serve until their successors are elected and qualified. The beginnings of the terms of office of the directors shall be contemporaneous. The names and addresses of the initial directors are:

          Edward G. Atsinger, III       4880 Santa Rosa Road
                                        Suite 300
                                        Camarillo, Ca 93012

          Stuart Epperson               4880 Santa Rosa Road
                                        Suite 300
                                        Camarillo, Ca 93012

SEVENTH: In furtherance and not in limitation of the powers conferred by statue, the Board is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

EIGHTH: Elections of the directors may be by written ballot if the Board so determines.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation.

TENTH: No Contract or transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason or solely because the director or officer is present at or participates
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          in the meeting of the Board or committee thereof which authorizes, approves, or ratifies the contract or transaction or solely because his or their votes are counted for such purpose if the contract or transaction was fair as to the Corporation.

ELEVENTH: The Corporation is authorized to eliminate or limit the personal liability of its directors in accordance with and subject to the limitations of the terms of Colorado Revised Statutes (S) 7-3-101(i)
          (u) as follows: No director shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts specified in Section 7-5-114 of the Colorado Corporation code, or (iv) for any transaction from which the director derived an improper personal benefit. If the Colorado Corporation Code is amended after the effective date of this Eleventh Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director will be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as so amended. Any repeal or modification of this Eleventh Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

TWELFTH: The Corporation is authorized to provide indemnification of its directors, officers, employees and agents in accordance with and subject to the limitations of the terms of Colorado Revised Statutes
          (S) 7-3-101.5. Such indemnification may be provided pursuant to the Corporation's Bylaws, by vote of the shareholders or of disinterested directors, by agreement or otherwise.

          THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Colorado, and pursuant to the Colorado Corporation Code, does make and file these Articles of Incorporation as of this 29th day of March, 1996.


                                  Name:     Jonathan L. Block
                                       --------------------------
                                          Jonathan L. Block, Esq.
                                          Incorporator
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
PLEASE INCLUDE A TYPED                  MAIL TO:  SECRETARY OF STATE      FOR OFFICE USE ONLY  001
SELF-ADDRESSED ENVELOPE                     CORPORATIONS SECTION
MUST BE TYPED                             1560 BROADWAY, SUITE 200        961049899 M $60.00
FILING FEE:  $50.00                           DENVER, CO  80202           SECRETARY OF STATE
MUST SUBMIT TWO COPIES                         (303) 894-2251             04-11-96      11:45
            ---
                                           FAX  (303) 894-2242
                                                                       -------------------------------------

                           ARTICLES OF INCORPORATION

Corporation Name           Bison Media, Inc.
                -------------------------------------------------------------------------
Principal Business Address     6760 Corporate Dr., Suite 340, Colorado Springs, CO  80919
                          ---------------------------------------------------------------
                                       (Include City, State, Zip)

Cumulative voting shares of stock is authorized.  Yes [ ]  No [x]
If duration is less than perpetual enter number of years
                                                        ---------------------------------
Preemptive rights are granted to shareholders.  Yes [ ]  No [x]
STOCK INFORMATION:  (If additional space is needed, continue on a separate sheet of paper.)
Stock Class          Common          Authorized Shares          1,000           Par Value      None
           --------------------------                 --------------------------         ------------------
Stock Class                          Authorized Shares                          Par Value
           --------------------------                 --------------------------         ------------------

The name of the initial registered agent and the address of the registered office is: (If another corporation, use last name space)

Last Name                       Sasso               First & Middle Name          Ken
          -----------------------------------------                    --------------------------
Street Address                       6760 Corporate Dr., Suite 340, Colorado Springs, CO  80919
              -----------------------------------------------------------------------------------
                                            (Include City, State, Zip)

              THE UNDERSIGNED CONSENTS TO THE APPOINTMENT AS THE INITIAL REGISTERED AGENT.

Signature of Registered Agent                                       Kenneth W. Sasso

These articles are to have a delayed effective date of:
                                                          --------------------------------------
INCORPORATORS:  Names and addresses:  (If more than two, continue on a separate sheet of paper.)

                  NAME                                                  ADDRESS
           Jonathan L. Block
-------------------------------------               --------------------------------------------
         4880 Santa Rosa Rd., Ste 300
           Camarillo, CA  93012
-------------------------------------               --------------------------------------------

Incorporators who are natural persons must be 18 years or more.  The undersigned, acting as incorporator(s) of a corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation.

Signature             Jonathan L. Block             Signature
         ------------------------------------                ------------------------------------
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                                                                   REVISED 7/95